AvalonBay COMMUNITIES, INC.

SECOND QUARTER 2010
Supplemental Operating and Financial Data

Avalon Towers Bellevue
Bellevue, WA

Avalon Union City
Union City, CA

Avalon Fort Greene
Brooklyn, NY

Avalon Northborough
Northborough, MA

AvalonBay offers a diverse, high quality portfolio of apartment homes in the nation's premier supply constrained markets. The Company expects to apply our strength in development as we expand our investment activity in the second half of 2010.

SECOND QUARTER 2010
Supplemental Operating and Financial Data
Table of Contents

Company Profile
Selected Operating and Other Information	Attachment 1
Detailed Operating Information	Attachment 2
Condensed Consolidated Balance Sheets	Attachment 3
Sequential Operating Information by Business Segment	Attachment 4

Sub-Market Profile
Quarterly Revenue and Occupancy Changes (Established Communities)	Attachment 5
Sequential Quarterly Revenue and Occupancy Changes (Established Communities)	Attachment 6
Year-to-Date Revenue and Occupancy Changes (Established Communities)	Attachment 7
Operating Expenses (“Opex”) (Established Communities)	Attachment 8

Development, Redevelopment, Acquisition and Disposition Profile
Development Communities	Attachment 9
Redevelopment Communities	Attachment 10
Summary of Development and Redevelopment Community Activity	Attachment 11
Future Development	Attachment 12
Summary of Disposition Activity	Attachment 13

Definitions and Reconciliations
Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms	Attachment 14
The following is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The projections and estimates contained in the following attachments are forward-looking statements that involve risks and uncertainties, and actual results may differ materially from those projected in such statements. Risks associated with the Company’s development, redevelopment, construction, and lease-up activities, which could impact the forward-looking statements made, are discussed in the paragraph titled “Forward-Looking Statements” in the release to which these attachments relate. In particular, development opportunities may be abandoned; Total Capital Cost of a community may exceed original estimates, possibly making the community uneconomical and/or affecting projected returns; construction and lease-up may not be completed on schedule, resulting in increased debt service and construction costs; and other risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and the Company’s Quarterly Reports on Form 10-Q for subsequent quarters.

Attachment 1
AvalonBay Communities, Inc.
Selected Operating and Other Information
June 30, 2010
(Dollars in thousands excepts per share data)
(unaudited)
SELECTED OPERATING INFORMATION

	Q2	Q2		YTD	YTD
	2010	2009	% Change	2010	2009	% Change

Net income attributable to common stockholders	$51,125	$17,674	189.3%	$123,648	$65,099	89.9%

Per common share — basic	$0.61	$0.22	177.3%	$1.49	$0.82	81.7%

Per common share — diluted	$0.61	$0.22	177.3%	$1.49	$0.82	81.7%

Funds from Operations	$87,803	$71,814	22.3%	$167,060	$172,789	(3.3%)
Per common share — diluted	$1.04	$0.90	15.6%	$2.01	$2.16	(6.9%)

Dividends declared — common	$75,933	$71,339	6.4%	$149,737	$142,631	5.0%
Per common share	$0.8925	$0.8925	0.0%	$1.7850	$1.7850	0.0%

Common shares outstanding	85,078,734	79,931,385	6.4%	85,078,734	79,931,385	6.4%
Outstanding operating partnership units	15,351	15,351	0.0%	15,351	15,351	0.0%

Total outstanding shares and units	85,094,085	79,946,736	6.4%	85,094,085	79,946,736	6.4%

Average shares and participating securities outstanding — basic	83,751,877	79,913,565	4.8%	82,829,844	79,462,086	4.2%

Weighted shares — basic	83,517,908	79,662,223	4.8%	82,583,638	79,210,349	4.3%
Average operating partnership units outstanding	15,351	15,888	(3.4%)	15,351	17,648	(13.0%)
Effect of dilutive securities	711,846	364,183	95.5%	649,006	670,290	(3.2%)

Average shares outstanding — diluted	84,245,105	80,042,294	5.3%	83,247,995	79,898,287	4.2%

DEBT COMPOSITION AND MATURITIES

		Average
		Interest	Remaining
Debt Composition (1)	Amount	Rate (2)	Maturities (1)

Conventional Debt			2010	$121,085
Long-term, fixed rate	$2,828,954		2011	$237,286
Long-term, variable rate	354,486		2012	$503,259
Variable rate facilities (3)	—		2013	$379,573

Subtotal, Conventional	3,183,440	5.8%	2014	$198,869

Tax-Exempt Debt
Long-term, fixed rate	93,986
Long-term, variable rate	671,964

Subtotal, Tax-Exempt	765,950	3.2%

Total Debt	$3,949,390	5.3%

(1)	Excludes debt associated with assets classified as held for sale.

(2)	Includes costs of financing such as credit enhancement fees, trustees’ fees, etc.

(3)	Represents the Company’s $1 billion unsecured credit facility, under which no amounts were drawn at June 30, 2010.
CAPITALIZED COSTS

			Non-Rev
	Cap	Cap	Capex
	Interest	Overhead	per Home

Q210	$9,655	$5,406	$106
Q110	$9,836	$5,491	$38
Q409	$10,303	$6,135	$193
Q309	$11,878	$5,680	$59
Q209	$13,677	$6,610	$32
COMMUNITY INFORMATION

		Apartment
	Communities	Homes

Current Communities	164	47,401
Development Communities	7	2,509
Development Rights	28	7,329

Attachment 2
AvalonBay Communities, Inc.
Detailed Operating Information
June 30, 2010
(Dollars in thousands except per share data)
(unaudited)

	Q2	Q2		YTD	YTD
	2010	2009	% Change	2010	2009	% Change
Revenue:
Rental and other income	$218,784	$210,182	4.1%	$432,522	$418,447	3.4%
Management, development and other fees	1,684	2,077	(18.9%)	3,533	3,545	(0.3%)

Total	220,468	212,259	3.9%	436,055	421,992	3.3%

Operating expenses:
Direct property operating expenses, excluding property taxes	55,133	53,179	3.7%	109,567	103,906	5.4%
Property taxes	23,175	19,945	16.2%	46,347	40,831	13.5%
Property management and other indirect operating expenses	9,262	9,634	(3.9%)	18,316	19,678	(6.9%)

Total operating expenses	87,570	82,758	5.8%	174,230	164,415	6.0%

Interest expense, net	(41,458)	(36,880)	12.4%	(83,999)	(67,010)	25.4%
Gain on extinguishment of debt, net	—	—	N/A	—	1,062	(100.0%)
General and administrative expense	(4,041)	(5,390)	(25.0%)	(12,936)	(12,637)	2.4%
Joint venture income	463	492	(5.9%)	689	3,949	(82.6%)
Investments and investment management expense	(1,047)	(907)	15.4%	(2,086)	(1,822)	14.5%
Expensed development and other pursuit costs	(443)	(2,281)	(80.6%)	(947)	(3,375)	(71.9%)
Depreciation expense	(57,479)	(51,174)	12.3%	(113,574)	(101,247)	12.2%
Impairment loss	—	(20,302)	(100.0%)	—	(20,302)	(100.0%)

Income from continuing operations	28,893	13,059	121.2%	48,972	56,195	(12.9%)
Income from discontinued operations (1)	244	3,664	(93.3%)	2,240	7,629	(70.6%)
Gain on sale of communities	21,929	—	100.0%	72,220	—	100.0%

Total discontinued operations	22,173	3,664	505.2%	74,460	7,629	876.0%

Net income	51,066	16,723	205.4%	123,432	63,824	93.4%
Net income attributable to redeemable noncontrolling interests	59	951	(93.8%)	216	1,275	(83.1%)

Net income attributable to common stockholders	$51,125	$17,674	189.3%	$123,648	$65,099	89.9%

Net income attributable to common stockholders per common share — basic	$0.61	$0.22	177.3%	$1.49	$0.82	81.7%

Net income attributable to common stockholders per common share — diluted	$0.61	$0.22	177.3%	$1.49	$0.82	81.7%

(1)	Reflects net income for investments in real estate classified as discontinued operations as of June 30, 2010 and investments in real estate sold during the period from January 1, 2009 through June 30, 2010. The following table details income from discontinued operations for the periods shown:

	Q2	Q2	YTD	YTD
	2010	2009	2010	2009
Rental income	$548	$9,885	$3,750	$19,831
Operating and other expenses	(304)	(3,153)	(1,510)	(6,389)
Interest expense, net	—	(505)	—	(683)
Depreciation expense	—	(2,563)	—	(5,130)

Income from discontinued operations	$244	$3,664	$2,240	$7,629

Attachment 3
AvalonBay Communities, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	June 30,	December 31,
	2010	2009
Real estate	$7,703,074	$7,425,310
Less accumulated depreciation	(1,590,901)	(1,477,772)

Net operating real estate	6,112,173	5,947,538

Construction in progress, including land	492,156	531,299
Land held for development	237,529	237,095
Operating real estate assets held for sale, net	—	117,555

Total real estate, net	6,841,858	6,833,487

Cash and cash equivalents	373,721	105,691
Cash in escrow	188,267	210,676
Resident security deposits	21,787	23,646
Other assets	279,211	284,105

Total assets	$7,704,844	$7,457,605

Unsecured notes, net	$1,659,621	$1,658,029
Notes payable	2,288,913	2,316,843
Resident security deposits	33,596	33,646
Liabilities related to assets held for sale	—	2,669
Other liabilities	378,424	390,494

Total liabilities	$4,360,554	$4,401,681

Redeemable noncontrolling interests	9,381	5,797

Stockholders’ equity	3,334,909	3,050,127

Total liabilities and stockholders’ equity	$7,704,844	$7,457,605

Attachment 4
AvalonBay Communities, Inc.
Sequential Operating Information by Business Segment (1)
June 30, 2010
(Dollars in thousands)
(unaudited)

	Total	Quarter Ended	Quarter Ended	Quarter Ended
	Homes	June 30, 2010	March 31, 2010	December 31, 2009
RENTAL REVENUE
Established (2)	30,672	$161,641	$159,640	$160,055
Other Stabilized (2) (3)	5,446	29,499	28,901	27,745
Redevelopment (2)	5,067	23,339	23,030	22,975
Development (2)	2,788	3,707	1,988	1,160

Total Consolidated Communities	43,973	$218,186	$213,559	$211,935

OPERATING EXPENSE
Established		$56,230	$56,802	$56,700
Other Stabilized		12,132	12,075	11,444
Redevelopment		7,466	7,315	7,812
Development		2,482	1,422	1,304

Total Consolidated Communities		$78,310	$77,614	$77,260

NOI (2)
Established		$105,479	$102,987	$103,606
Other Stabilized		18,146	16,869	16,855
Redevelopment		15,893	15,737	15,202
Development		1,229	567	(141)

Total Consolidated Communities		$140,747	$136,160	$135,522

AVERAGE REVENUE PER OCCUPIED HOME
Established		$1,821	$1,804	$1,813
Other Stabilized		1,841	1,810	1,812
Redevelopment		1,621	1,603	1,622
Development (4)		2,131	2,266	1,744

ECONOMIC OCCUPANCY
Established		96.5%	96.2%	96.0%
Other Stabilized		96.1%	94.3%	90.1%
Redevelopment		94.7%	94.5%	93.2%
Development		43.2%	31.3%	56.2%

STABILIZED COMMUNITIES TURNOVER 2010 / 2009 (5)		56.6% / 64.4%	42.1% / 47.2%	46.3%

(1)	Excludes amounts related to communities that have been sold, or that are classified as held for sale.

(2)	See Attachment #14 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(3)	Results for these communities for quarters prior to January 1, 2010 may reflect community operations prior to stabilization, including periods of lease-up, such that occupancy levels are below what would be considered stabilized.

(4)	Average revenue per occupied home for Development Communities includes only those assets with at least one full quarter of lease-up activity.

(5)	Turnover represents the annualized number of units turned over during the quarter, divided by the total number of apartment homes for communities with stabilized occupancy for the respective reporting period.

Attachment 5
AvalonBay Communities, Inc.
Quarterly Revenue and Occupancy Changes — Established Communities (1)
June 30, 2010

	Apartment Homes	Average Rental Rates (2)			Economic Occupancy			Rental Revenue ($000’s) (3)
		Q2 10	Q2 09	% Change	Q2 10	Q2 09	% Change	Q2 10	Q2 09	% Change
New England
Boston, MA	4,092	$1,904	$1,927	(1.2%)	96.6%	95.4%	1.2%	$22,569	$22,563	0.0%
Fairfield-New Haven, CT	2,350	1,912	1,983	(3.6%)	97.1%	95.4%	1.7%	13,083	13,334	(1.9%)

New England Average	6,442	1,907	1,947	(2.1%)	96.8%	95.4%	1.4%	35,652	35,897	(0.7%)

Metro NY/NJ
New York, NY	2,714	2,627	2,665	(1.4%)	96.7%	96.4%	0.3%	20,690	20,910	(1.1%)
New Jersey	2,462	1,865	1,923	(3.0%)	97.0%	95.1%	1.9%	13,366	13,515	(1.1%)
Long Island, NY	1,732	2,242	2,284	(1.8%)	96.1%	95.5%	0.6%	11,193	11,329	(1.2%)

Metro NY/NJ Average	6,908	2,259	2,303	(1.9%)	96.6%	95.8%	0.8%	45,249	45,754	(1.1%)

Mid-Atlantic/Midwest
Washington Metro	5,343	1,774	1,765	0.5%	96.4%	96.1%	0.3%	27,422	27,204	0.8%
Chicago, IL	601	1,433	1,472	(2.6%)	96.6%	96.2%	0.4%	2,496	2,552	(2.2%)

Mid-Atlantic/Midwest Average	5,944	1,740	1,736	0.2%	96.4%	96.1%	0.3%	29,918	29,756	0.5%

Pacific Northwest
Seattle, WA	1,943	1,178	1,312	(10.2%)	96.1%	93.7%	2.4%	6,608	7,167	(7.8%)

Pacific Northwest Average	1,943	1,178	1,312	(10.2%)	96.1%	93.7%	2.4%	6,608	7,167	(7.8%)

Northern California
San Jose, CA	2,982	1,729	1,871	(7.6%)	96.8%	95.8%	1.0%	14,965	16,030	(6.6%)
Oakland-East Bay, CA	1,569	1,381	1,469	(6.0%)	95.5%	93.8%	1.7%	6,210	6,492	(4.3%)
San Francisco, CA	1,424	2,016	2,155	(6.5%)	97.0%	94.7%	2.3%	8,354	8,721	(4.2%)

Northern California Average	5,975	1,706	1,834	(7.0%)	96.6%	95.1%	1.5%	29,529	31,243	(5.5%)

Southern California
Los Angeles, CA	1,780	1,579	1,687	(6.4%)	95.3%	93.0%	2.3%	8,034	8,381	(4.1%)
Orange County, CA	916	1,339	1,454	(7.9%)	95.6%	92.5%	3.1%	3,517	3,694	(4.8%)
San Diego, CA	764	1,432	1,504	(4.8%)	95.5%	93.1%	2.4%	3,134	3,212	(2.4%)

Southern California Average	3,460	1,483	1,584	(6.4%)	95.4%	92.9%	2.5%	14,685	15,287	(3.9%)

Average/Total Established	30,672	$1,821	$1,884	(3.3%)	96.5%	95.3%	1.2%	$161,641	$165,104	(2.1%)

(1)	Established Communities are communities with stabilized operating expenses as of January 1, 2009 such that a comparison of 2009 to 2010 is meaningful.

(2)	Reflects the effect of concessions amortized over the average lease term.

(3)	With concessions reflected on a cash basis, rental revenue from Established Communities decreased 1.8% between years.

Attachment 6
AvalonBay Communities, Inc.
*Sequential Quarterly* Revenue and Occupancy Changes — Established Communities (1)
June 30, 2010

	Apartment Homes	Average Rental Rates (2)			Economic Occupancy			Rental Revenue ($000’s)
		Q2 10	Q1 10	% Change	Q2 10	Q1 10	% Change	Q2 10	Q1 10	% Change
New England
Boston, MA	4,092	$1,904	$1,904	0.0%	96.6%	95.6%	1.0%	$22,569	$22,360	0.9%
Fairfield-New Haven, CT	2,350	1,912	1,888	1.3%	97.1%	96.3%	0.8%	13,083	12,822	2.0%

New England Average	6,442	1,907	1,899	0.4%	96.8%	95.9%	0.9%	35,652	35,182	1.3%

Metro NY/NJ
New York, NY	2,714	2,627	2,562	2.5%	96.7%	96.3%	0.4%	20,690	20,093	3.0%
New Jersey	2,462	1,865	1,849	0.9%	97.0%	96.4%	0.6%	13,366	13,171	1.5%
Long Island, NY	1,732	2,242	2,199	2.0%	96.1%	96.4%	(0.3%)	11,193	11,020	1.6%

Metro NY/NJ Average	6,908	2,259	2,217	1.9%	96.6%	96.4%	0.2%	45,249	44,284	2.2%

Mid-Atlantic/Midwest
Washington Metro	5,343	1,774	1,746	1.6%	96.4%	96.1%	0.3%	27,422	26,899	1.9%
Chicago, IL	601	1,433	1,425	0.6%	96.6%	96.7%	(0.1%)	2,496	2,485	0.4%

Mid-Atlantic/Midwest Average	5,944	1,740	1,713	1.6%	96.4%	96.2%	0.2%	29,918	29,384	1.8%

Pacific Northwest
Seattle, WA	1,943	1,178	1,187	(0.8%)	96.1%	95.5%	0.6%	6,608	6,613	(0.1%)

Pacific Northwest Average	1,943	1,178	1,187	(0.8%)	96.1%	95.5%	0.6%	6,608	6,613	(0.1%)

Northern California
San Jose, CA	2,982	1,729	1,725	0.2%	96.8%	96.7%	0.1%	14,965	14,918	0.3%
Oakland-East Bay, CA	1,569	1,381	1,378	0.2%	95.5%	95.4%	0.1%	6,210	6,183	0.4%
San Francisco, CA	1,424	2,016	2,006	0.5%	97.0%	96.9%	0.1%	8,354	8,306	0.6%

Northern California Average	5,975	1,706	1,701	0.3%	96.6%	96.5%	0.1%	29,529	29,407	0.4%

Southern California
Los Angeles, CA	1,780	1,579	1,572	0.4%	95.3%	96.3%	(1.0%)	8,034	8,082	(0.6%)
Orange County, CA	916	1,339	1,357	(1.3%)	95.6%	95.2%	0.4%	3,517	3,548	(0.9%)
San Diego, CA	764	1,432	1,437	(0.3%)	95.5%	95.3%	0.2%	3,134	3,140	(0.2%)

Southern California Average	3,460	1,483	1,485	(0.1%)	95.4%	95.8%	(0.4%)	14,685	14,770	(0.6%)

Average/Total Established	30,672	$1,821	$1,804	0.9%	96.5%	96.2%	0.3%	$161,641	$159,640	1.3%

(1)	Established Communities are communities with stabilized operating expenses as of January 1, 2009 such that a comparison of 2009 to 2010 is meaningful.

(2)	Reflects the effect of concessions amortized over the average lease term.

Attachment 7
AvalonBay Communities, Inc.
Year-to-Date Revenue and Occupancy Changes — Established Communities (1)
June 30, 2010

	Apartment Homes	Average Rental Rates (2)			Economic Occupancy			Rental Revenue ($000’s) (3)
		YTD 10	YTD 09	% Change	YTD 10	YTD 09	% Change	YTD 10	YTD 09	% Change
New England
Boston, MA	4,092	$1,904	$1,930	(1.3%)	96.1%	95.2%	0.9%	$44,930	$45,127	(0.4%)
Fairfield-New Haven, CT	2,350	1,900	1,994	(4.7%)	96.7%	94.7%	2.0%	25,904	26,613	(2.7%)

New England Average	6,442	1,903	1,954	(2.6%)	96.3%	95.0%	1.3%	70,834	71,740	(1.3%)

Metro NY/NJ
New York, NY	2,714	2,595	2,668	(2.7%)	96.5%	95.9%	0.6%	40,783	41,674	(2.1%)
New Jersey	2,462	1,857	1,927	(3.6%)	96.7%	95.4%	1.3%	26,536	27,162	(2.3%)
Long Island, NY	1,732	2,221	2,292	(3.1%)	96.3%	94.4%	1.9%	22,214	22,495	(1.2%)

Metro NY/NJ Average	6,908	2,238	2,310	(3.1%)	96.5%	95.4%	1.1%	89,533	91,331	(2.0%)

Mid-Atlantic/Midwest
Washington Metro	5,343	1,760	1,761	(0.1%)	96.3%	96.3%	0.0%	54,322	54,367	(0.1%)
Chicago, IL	601	1,429	1,478	(3.3%)	96.7%	95.7%	1.0%	4,981	5,098	(2.3%)

Mid-Atlantic/Midwest Average	5,944	1,727	1,734	(0.4%)	96.3%	96.2%	0.1%	59,303	59,465	(0.3%)

Pacific Northwest
Seattle, WA	1,943	1,183	1,326	(10.8%)	95.8%	94.1%	1.7%	13,221	14,544	(9.1%)

Pacific Northwest Average	1,943	1,183	1,326	(10.8%)	95.8%	94.1%	1.7%	13,221	14,544	(9.1%)

Northern California
San Jose, CA	2,982	1,727	1,897	(9.0%)	96.7%	96.0%	0.7%	29,883	32,600	(8.3%)
Oakland-East Bay, CA	1,569	1,379	1,486	(7.2%)	95.4%	94.2%	1.2%	12,393	13,191	(6.0%)
San Francisco, CA	1,424	2,011	2,178	(7.7%)	97.0%	95.7%	1.3%	16,659	17,790	(6.4%)

Northern California Average	5,975	1,704	1,858	(8.3%)	96.5%	95.5%	1.0%	58,935	63,581	(7.3%)

Southern California
Los Angeles, CA	1,780	1,575	1,712	(8.0%)	95.8%	92.9%	2.9%	16,116	16,987	(5.1%)
Orange County, CA	916	1,348	1,455	(7.4%)	95.4%	94.1%	1.3%	7,065	7,521	(6.1%)
San Diego, CA	764	1,434	1,510	(5.0%)	95.4%	93.9%	1.5%	6,273	6,501	(3.5%)

Southern California Average	3,460	1,484	1,599	(7.2%)	95.6%	93.4%	2.2%	29,454	31,009	(5.0%)

Average/Total Established	30,672	$1,813	$1,892	(4.2%)	96.3%	95.2%	1.1%	$321,280	$331,670	(3.1%)

(1)	Established Communities are communities with stabilized operating expenses as of January 1, 2009 such that a comparison of 2009 to 2010 is meaningful.

(2)	Reflects the effect of concessions amortized over the average lease term.

(3)	With concessions reflected on a cash basis, rental revenue from Established Communities decreased 2.9% between years.

Attachment 8
AvalonBay Communities, Inc.
Operating Expenses (“Opex”) — Established Communities (1)
June 30, 2010
(Dollars in thousands)
(unaudited)

				Q2 2010				YTD 2010
	Q2	Q2		% of	YTD	YTD		% of
	2010	2009	% Change	Total Opex	2010	2009	% Change	Total Opex
Property taxes (2)	$17,293	$15,611	10.8%	30.7%	$34,681	$32,598	6.4%	30.7%
Payroll (3)	12,007	11,843	1.4%	21.4%	23,760	23,431	1.4%	21.0%
Repairs & maintenance (4)	9,733	8,817	10.4%	17.3%	18,430	16,499	11.7%	16.3%
Office operations (5)	5,460	6,122	(10.8%)	9.7%	10,878	11,020	(1.3%)	9.6%
Utilities (6)	5,438	5,909	(8.0%)	9.7%	12,596	13,228	(4.8%)	11.1%
Land lease expense (7)	3,422	3,425	(0.1%)	6.1%	6,843	6,859	(0.2%)	6.1%
Marketing	1,628	1,521	7.0%	2.9%	3,244	3,099	4.7%	2.9%
Insurance (8)	1,249	1,597	(21.8%)	2.2%	2,590	3,355	(22.8%)	2.3%

Total Established Communities Operating Expenses (9)	$56,230	$54,845	2.5%	100.0%	$113,022	$110,089	2.7%	100.0%

(1)	See Attachment #14 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(2)	The increase from the prior year periods is due primarily to a large refund received in the prior year with no comparable activity in 2010.

(3)	Payroll reflects expenses directly related to on-site operations.

(4)	Repairs & maintenance includes costs associated with preparing an apartment home for new residents including carpet and appliance replacement, as well as redecorating, landscaping, snow removal and regular maintenance costs. Increased costs over the prior year period are due to increased expenditures on carpeting, painting and landscaping to maintain the high quality appearance and amenities at our communities, as well as costs associated with the severe winter weather experienced on the East Coast in the fourth quarter of 2009 and the first quarter of 2010.

(5)	Office operations includes administrative costs, bad debt expense and association and license fees. The decrease from the prior year periods is due primarily to a decrease in bad debt expense.

(6)	Utilities represents aggregate utility costs, net of resident reimbursements. The decrease from the prior year period is due primarily to increased receipts from water submetering and lower electrical expense due largely to an initiative to install equipment that reduces energy consumption.

(7)	Land lease expense represents GAAP-based rental expense, which are higher than actual cash payments made. Expensed land lease payments were $2,641 and $5,218 higher than cash payments during the quarter ended and year-to-date June 30, 2010, respectively.

(8)	The Company renegotiated its property insurance policies in the fourth quarter of 2009, lowering premiums through April 2011.

(9)	Operating expenses for Established Communities excludes indirect costs for off-site corporate level property management related expenses, and other support related expenses.

Attachment 9
AvalonBay Communities, Inc.
Development Communities as of June 30, 2010

		Percentage		Total					Avg
		Ownership	# of	Capital	Schedule				Rent			% Occ
		Upon	Apt	Cost (1)		Initial		Stabilized	Per	% Comp	% Leased	Physical	Economic
		Completion	Homes	(millions)	Start	Occupancy	Complete	Ops (1)	Home (1)	(2)	(3)	(4)	(1) (5)
									Inclusive of Concessions See Attachment #14

Under Construction:

1.	Avalon Fort Greene New York, NY	100%	631	$305.4	Q4 2007	Q4 2009	Q4 2010	Q2 2011	$2,725	65.6%	63.9%	56.3%	34.2%
2.	Avalon Walnut Creek (6) Walnut Creek, CA	100%	422	151.7	Q3 2008	Q2 2010	Q1 2011	Q3 2011	1,900	36.7%	42.2%	28.7%	5.9%
3.	Avalon Norwalk Norwalk, CT	100%	311	85.4	Q3 2008	Q2 2010	Q2 2011	Q4 2011	2,120	37.3%	37.3%	29.6%	11.4%
4.	Avalon Towers Bellevue Bellevue, WA	100%	397	126.1	Q4 2008	Q2 2010	Q2 2011	Q4 2011	2,160	36.3%	34.5%	30.5%	7.2%
5.	Avalon Northborough II Northborough, MA	100%	219	35.7	Q4 2009	Q1 2010	Q4 2010	Q2 2011	1,690	58.0%	65.3%	47.9%	22.2%
6.	Avalon at West Long Branch West Long Branch, NJ	100%	180	28.1	Q4 2009	Q3 2010	Q1 2011	Q3 2011	1,815	N/A	5.6%	N/A	N/A
7.	Avalon Rockville Centre Rockville Centre, NY	100%	349	110.7	Q1 2010	Q3 2011	Q3 2012	Q1 2013	2,615	N/A	N/A	N/A	N/A

	Total/Weighted Average		2,509	$843.1					$2,250

	Weighted Average Projected NOI as a % of Total Capital Cost (1) (7)			5.7%
Inclusive of Concessions — See Attachment #14
Non-Stabilized Development Communities: (8)

			% Economic
Prior Completions:			Occ
Avalon White Plains	407	$153.0	(1) (5)
Avalon Blue Hills	276	46.1
Avalon Irvine	279	77.4

	962	$276.5	93.6%

Asset Cost Basis (millions):		Source
Asset Under Construction and Non-Stabilized Completions
Capital Cost, Under Construction	$843.1	Att. 9
Less: Remaining to Invest, Under Construction	(164.0)	Att. 11

Subtotal, Non-Stabilized Assets Under Construction	679.1
Capital Cost, Prior Quarter Completions	276.5	Att. 9

Total Asset Cost Basis, Under Construction and Non-Stabilized Development	$955.6

Q2 2010 Net Operating Income/(Deficit) for communities under construction and non-stabilized development communities was $3.9 million. See Attachment #14.

(1)	See Attachment #14 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(2)	Includes apartment homes for which construction has been completed and accepted by management as of July 23, 2010.

(3)	Includes apartment homes for which leases have been executed or non-refundable deposits have been paid as of July 23, 2010.

(4)	Physical occupancy based on apartment homes occupied as of July 23, 2010.

(5)	Represents Economic Occupancy for the second quarter of 2010.

(6)	This community is being financed in part by a combination of third-party tax-exempt and taxable debt.

(7)	The Weighted Average calculation is based on the Company’s pro rata share of the Total Capital Cost for each community.

(8)	Represents Development Communities completed in prior quarters that had not achieved Stabilized Operations for the entire current quarter. Estimates are based on the Company’s pro rata share of the Total Capital Cost for each community.
This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the second quarter of 2010.

Attachment 10
AvalonBay Communities, Inc.
Redevelopment Communities as of June 30, 2010

				Cost (millions)						Avg
			# of	Pre-	Total	Schedule				Rent	Homes
		Percentage	Apt	Redevelopment	Capital	Acquisition /			Restabilized	Per	Completed
		Ownership	Homes	Capital Cost	Cost (1)(2)	Completion	Start	Complete	Ops (2)	Home (2)	@ 6/30/2010
										Inclusive of Concessions See Attachment #14
Under Redevelopment: (3)

1.	Avalon at Diamond Heights
	San Francisco, CA	100%	154	$25.3	$30.6	Q2 1994	Q4 2007	Q4 2010	Q2 2011	$2,245	80
2.	Avalon Burbank
	Burbank, CA	100%	400	71.0	94.4	Q2 2002	Q3 2008	Q3 2010	Q1 2011	2,025	400
3.	Avalon Pleasanton
	Pleasanton, CA	100%	456	63.0	80.9	Q1 1994	Q2 2009	Q4 2011	Q2 2012	1,490	94
4.	Avalon Princeton Junction (4)
	West Windsor, NJ	100%	512	30.2	49.9	Q4 1988	Q2 2009	Q1 2012	Q3 2012	1,490	113
5.	Avalon at Cedar Ridge
	Daly City, CA	100%	195	27.7	33.8	Q2 1997	Q3 2009	Q4 2010	Q2 2011	1,610	136
6.	Avalon Warm Springs (5)
	Fremont, CA	100%	235	36.5	44.0	Q1 1994	Q4 2009	Q1 2011	Q3 2011	1,480	7
7.	Avalon Summit
	Quincy, MA	100%	245	17.7	26.8	Q3 1995	Q2 2010	Q4 2011	Q2 2012	1,400	—

	Subtotal		2,197	$271.4	$360.4					$1,640	830

Completed this Quarter:

1.	Avalon Woodland Hills
	Woodland Hills, CA	100%	663	$72.1	$110.6	Q4 1997	Q4 2007	Q2 2010	Q3 2010	$1,600	663

	Grand Total / Weighted Average		2,860	$343.5	$471.0					$1,630	1,493

(1)	Inclusive of acquisition cost.

(2)	See Attachment #14 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(3)	The Company commenced the redevelopment of Avalon at Prudential Center in Boston, MA and Crowne Ridge in San Rafael, CA during the second quarter 2010 for an estimated Total Capital Cost of $35.4 million. The redevelopment of these communities is primarily focused on the exterior and/or common area and is not expected to have a material impact on community operations, including occupancy, or the expected future level of rental revenue. These communities are therefore included in the Established Community portfolio and not classified as Redevelopment Communities.

(4)	This community was formerly known as Avalon Watch.

(5)	This community was formerly known as Avalon at Willow Creek.
This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the second quarter of 2010.

Attachment 11
AvalonBay Communities, Inc.
Summary of Development and Redevelopment Community Activity (1) as of June 30, 2010
(Dollars in Thousands)
DEVELOPMENT (2)

	Apt Homes	Total Capital	Cost of Homes		Construction in
	Completed &	Cost Invested	Completed &	Remaining to	Progress at
	Occupied	During Period (3)	Occupied (4)	Invest (5)(6)	Period End

Total — 2008 Actual	2,907	$724,962	$758,238	$666,623	$820,218

2009 Actual:
Quarter 1	422	$124,422	$143,195	$526,116	$776,473
Quarter 2	719	128,785	222,384	395,611	745,907
Quarter 3	797	96,859	262,127	287,833	576,563
Quarter 4	555	101,306	181,678	245,046	500,671

Total — 2009 Actual	2,493	$451,372	$809,384

2010 Projected:
Quarter 1 (Actual)	279	$122,151	$101,286	$228,620	$552,899
Quarter 2 (Actual)	475	63,860	160,070	164,050	475,275
Quarter 3 (Projected)	551	57,140	178,395	106,910	318,352
Quarter 4 (Projected)	483	40,472	157,071	66,438	130,368

Total — 2010 Projected	1,788	$283,623	$596,822

REDEVELOPMENT

	Total Capital		Reconstruction in
	Cost Invested	Remaining to	Progress at
	During Period (3)	Invest (5)	Period End

Total — 2008 Actual	$45,918	$53,214	$47,362

2009 Actual:
Quarter 1	$12,031	$40,056	$40,477
Quarter 2	15,983	61,157	38,027
Quarter 3	12,868	54,489	31,389
Quarter 4	10,029	49,527	30,628

Total — 2009 Actual	$50,911

2010 Projected:
Quarter 1 (Actual)	$12,654	$36,873	$27,915
Quarter 2 (Actual)	10,843	34,445	16,881
Quarter 3 (Projected)	12,636	21,809	16,665
Quarter 4 (Projected)	6,006	15,803	13,802

Total — 2010 Projected	$42,139

(1)	Data is presented for all communities currently under development or redevelopment.

(2)	Projected periods include data for consolidated joint ventures at 100%. The offset for joint venture partners’ participation is reflected as redeemable noncontrolling interest.

(3)	Represents Total Capital Cost incurred or expected to be incurred during the quarter, year or in total. See Attachment #14 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(4)	Represents projected Total Capital Cost of apartment homes completed and occupied during the quarter. Calculated by dividing Total Capital Cost for each Development Community by number of homes for the community, multiplied by the number of homes completed and occupied during the quarter.

(5)	Represents projected Total Capital Cost remaining to invest on communities currently under construction or reconstruction.

(6)	Amount for Q2 2010 includes $39.9 million expected to be financed by proceeds from third-party tax-exempt and taxable debt.
This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the second quarter of 2010.

Attachment 12
AvalonBay Communities, Inc.
Future Development as of June 30, 2010
DEVELOPMENT RIGHTS (1)

Location of		Estimated	Total
Development		Number	Capital Cost (1)
Right		of Homes	(millions)

1.	Seattle, WA	204	$57
2.	Wilton, CT	100	31
3.	Plymouth, MA Phase II	91	18
4.	Greenburgh, NY Phase II	444	120
5.	Lynnwood, WA Phase II	82	18
6.	North Bergen, NJ	164	47
7.	Tysons Corner, VA I	354	80
8.	San Francisco, CA	173	65
9.	Wood-Ridge, NJ Phase I	266	60
10.	Cohasset, MA	220	52
11.	New York, NY Phase I	396	169
12.	Boston, MA	180	97
13.	Garden City, NY	160	51
14.	Andover, MA	115	27
15.	Shelton, CT	200	41
16.	Wood-Ridge, NJ Phase II	140	32
17.	Brooklyn, NY	861	443
18.	Dublin, CA Phase II	486	145
19.	Stratford, CT	130	25
20.	Huntington Station, NY	424	100
21.	Tysons Corner, VA II	338	87
22.	Ocean Township, NJ	309	57
23.	New York, NY Phase II	295	142
24.	Seattle, WA II	272	81
25.	Roselle Park, NJ	249	54
26.	Rockville, MD	240	57
27.	Ossining, NY	210	44
28.	Hackensack, NJ	226	48

	Total	7,329	$2,248

(1)	See Attachment #14 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.
This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the second quarter of 2010.

Attachment 13
AvalonBay Communities, Inc.
Summary of Disposition Activity (1) as of June 30, 2010
(Dollars in thousands)

			Accumulated		Weighted Average
Number of	Gross Sales		Depreciation	Economic	Initial Year	Weighted Average
Communities Sold (2)	Price	GAAP Gain	and Other	Gain (4)	Mkt. Cap Rate (3) (4)	Unleveraged IRR (3) (4)
1998:
9 Communities	$170,312	$25,270	$23,438	$1,832	8.1%	16.2%

1999:
16 Communities	$317,712	$47,093	$27,150	$19,943	8.3%	12.1%

2000:
8 Communities	$160,085	$40,779	$6,262	$34,517	7.9%	15.3%

2001:
7 Communities	$241,130	$62,852	$21,623	$41,229	8.0%	14.3%

2002:
1 Community	$80,100	$48,893	$7,462	$41,431	5.4%	20.1%

2003:
12 Communities, 1 Land Parcel (5)	$460,600	$184,438	$52,613	$131,825	6.3%	15.3%

2004:
5 Communities, 1 Land Parcel	$250,977	$122,425	$19,320	$103,105	4.8%	16.8%

2005:
7 Communities, 1 Office Building, 3 Land Parcels (6)	$382,720	$199,767	$14,929	$184,838	3.8%	18.0%

2006:
4 Communities, 3 Land Parcels (7)	$281,485	$117,539	$21,699	$95,840	4.6%	15.2%

2007:
5 Communities, 1 Land Parcel (8)	$273,896	$163,352	$17,588	$145,764	4.6%	17.8%

2008:
11 Communities (9)	$646,200	$288,384	$56,469	$231,915	5.1%	14.1%

2009:
5 Communities, 2 Land Parcels (10)	$193,186	$68,717	$16,692	$52,025	6.5%	13.0%

2010:
3 Communities (11)	$190,450	$72,220	$48,024	$24,196	5.8%	8.9%

1998 - 2010 Total	$3,648,853	$1,441,729	$333,269	$1,108,460	5.8%	15.0%

(1)	Activity excludes dispositions to joint venture entities in which the Company retains an economic interest.

(2)	For dispositions from January 1, 1998 through June 30, 2010 the Weighted Average Holding Period is 7.9 years.

(3)	For purposes of this attachment, land sales and the disposition of an office building are not included in the calculation of Weighted Average Holding Period, Weighted Average Initial Year Market Cap Rate, or Weighted Average Unleveraged IRR.

(4)	See Attachment #14 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(5)	2003 GAAP gain, for purposes of this attachment, includes $23,448 related to the sale of a community in which the Company held a 50% membership interest.

(6)	2005 GAAP gain includes the recovery of an impairment loss of $3,000 recorded in 2002 related to one of the land parcels sold in 2005. This loss was recorded to reflect the land at fair value based on its entitlement status at the time it was determined to be planned for disposition.

(7)	2006 GAAP gain, for purposes of this attachment, includes $6,609 related to the sale of a community in which the Company held a 25% equity interest.

(8)	2007 GAAP gain, for purposes of this attachment, includes $56,320 related to the sale of a partnership interest in which the Company held a 50% equity interest.

(9)	2008 GAAP gain, for purposes of this attachment, includes $3,483 related to the sale of a community held by the Fund in which the Company holds a 15.2% equity interest.

(10)	2009 GAAP and Economic Gain include the settlement recognition of approximately $2,770 in deferred gains for six prior year dispositions, recognition of which occurred in conjunction with the November 2009 settlement of previously disclosed litigation with The Equal Rights Center, involving accessibility of our communities.

(11)	2010 GAAP and Economic Gain include the recognition of approximately $2,300 in deferred gains from one prior year disposition, recognition of which occurred in conjunction with the April 2010 settlement of previously disclosed litigation involving the homeowners association of that community.

Attachment 14
AvalonBay Communities, Inc.
Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms
This release, including its attachments, contains certain non-GAAP financial measures and other terms. The definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to below should not be considered an alternative to net income as an indication of our performance. In addition, these non-GAAP financial measures do not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered as an alternative measure of liquidity or as indicative of cash available to fund cash needs.
FFO is determined based on a definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is calculated by the Company as Net income or loss attributable to common stockholders computed in accordance with GAAP, adjusted for gains or losses on sales of previously depreciated operating communities, extraordinary gains or losses (as defined by GAAP), cumulative effect of a change in accounting principle and depreciation of real estate assets, including adjustments for unconsolidated partnerships and joint ventures. Management generally considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses related to dispositions of previously depreciated operating communities and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. A reconciliation of FFO to Net income attributable to common stockholders is as follows (dollars in thousands):

	Q2	Q2	YTD	YTD
	2010	2009	2010	2009

Net income attributable to common stockholders	$51,125	$17,674	$123,648	$65,099
Depreciation — real estate assets, including discontinued operations and joint venture adjustments	58,593	54,126	115,605	107,651
Distributions to noncontrolling interests, including discontinued operations	14	14	27	39
Gain on sale of unconsolidated entities holding previously depreciated real estate assets	—	—	—	—
Gain on sale of previously depreciated real estate assets	(21,929)	—	(72,220)	—

FFO attributable to common stockholders	$87,803	$71,814	$167,060	$172,789

Average shares outstanding — diluted	84,245,105	80,042,294	83,247,995	79,898,287
Earnings per share — diluted	$0.61	$0.22	$1.49	$0.82

FFO per common share — diluted	$1.04	$0.90	$2.01	$2.16

The Company’s results for the quarter ended and year-to-date June 30, 2010 and the comparable prior year periods include the non-routine items outlined in the following table:

Attachment 14 (continued)
Non-Routine Items
Decrease (Increase) in Net Income and FFO
(dollars in thousands)

	Q2	YTD	Q2	YTD
	2009	2009	2010	2010

Land impairments & abandoned pursuits	$22,400	$22,400	$—	$—
Severance and related costs (1)	2,000	2,000	(1,550)	(1,550)
Gain on unsecured notes repurchase	—	(1,062)	—	—
Joint venture income adjustment (2)	—	(3,894)	—	—
Severe weather costs (3)	—	—	—	672
Legal settlement proceeds, net (1)	(2,100)	(2,100)	(927)	(927)

Total non-routine items	$22,300	$17,344	$(2,477)	$(1,805)

Weighted average dilutive shares outstanding	80,042,294	79,898,287	84,245,105	83,247,995

(1)	Non-routine item for 2010 was included in the Company’s Outlook provided in June 2010.

(2)	Reflects the Company’s promoted interest of $3,894 in joint ventures

(3)	Costs relate to severe winter weather experienced on the East Coast in the fourth quarter of 2009 and the first quarter of 2010
Projected FFO, as provided within this release in the Company’s outlook, is calculated on a basis consistent with historical FFO, and is therefore considered to be an appropriate supplemental measure to projected net income from projected operating performance. A reconciliation of the range provided for Projected FFO per share (diluted) for the third quarter 2010 to the range provided for projected EPS (diluted) is as follows:

	Low	High
	range	range

Projected EPS (diluted) — Q3 2010	$0.22	$0.26
Projected depreciation (real estate related)	0.71	0.71
Projected gain on sale of operating communities	—	—

Projected FFO per share (diluted) — Q3 2010	$0.93	$0.97

NOI is defined by the Company as total property revenue less direct property operating expenses (including property taxes), and excludes corporate-level income (including management, development and other fees), corporate-level property management and other indirect operating expenses, investments and investment management expenses, expensed development and other pursuit costs, net interest expense, gain (loss) on extinguishment of debt, general and administrative expense, joint venture income (loss), depreciation expense, impairment loss on land holdings, gain on sale of real estate assets and income from discontinued operations. The Company considers NOI to be an appropriate supplemental measure to Net Income of operating performance of a community or communities because it helps both investors and management to understand the core operations of a community or communities prior to the allocation of corporate-level property management overhead or general and administrative costs. This is more reflective of the operating performance of a community, and allows for an easier comparison of the operating performance of single assets or groups of assets. In addition, because prospective buyers of real estate have different overhead structures, with varying marginal impact to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or groups of assets.

Attachment 14 (continued)
A reconciliation of NOI (from continuing operations) to Net Income, as well as a breakdown of NOI by operating segment, is as follows (dollars in thousands):

	Q2	Q2	Q1	YTD	YTD
	2010	2009	2010	2010	2009

Net income	$51,066	$16,723	$72,366	$123,432	$63,824
Indirect operating expenses, net of corporate income	7,849	7,362	7,232	15,080	15,936
Investments and investment management expense	1,047	907	1,039	2,086	1,822
Expensed development and other pursuit costs	443	2,281	505	947	3,375
Interest expense, net	41,458	36,880	42,541	83,999	67,010
(Gain) loss on extinguishment of debt, net	—	—	—	—	(1,062)
General and administrative expense	4,041	5,390	8,895	12,936	12,637
Joint venture loss (income)	(463)	(492)	(227)	(689)	(3,949)
Depreciation expense	57,479	51,174	56,095	113,574	101,247
Impairment loss — land holdings	—	20,302	—	—	20,302
Gain on sale of real estate assets	(21,929)	—	(50,291)	(72,220)	—
Income from discontinued operations	(244)	(3,664)	(1,995)	(2,240)	(7,629)

NOI from continuing operations	$140,747	$136,863	$136,160	$276,905	$273,513

Established:
New England	$22,300	$22,814	$21,643	$43,944	$45,497
Metro NY/NJ	30,589	32,044	29,507	60,096	62,628
Mid-Atlantic/Midwest	18,665	18,528	17,546	36,211	37,111
Pacific NW	4,249	4,944	4,426	8,675	10,150
No. California	20,245	21,815	20,158	40,403	45,390
So. California	9,431	10,224	9,707	19,137	20,994

Total Established	105,479	110,369	102,987	208,466	221,770

Other Stabilized	18,146	10,338	16,869	35,014	18,178
Development/Redevelopment	17,122	16,156	16,304	33,425	33,565

NOI from continuing operations	$140,747	$136,863	$136,160	$276,905	$273,513

NOI as reported by the Company does not include the operating results from discontinued operations (i.e., assets sold during the period January 1, 2009 through June 30, 2010 or classified as held for sale at June 30, 2010). A reconciliation of NOI from communities sold or classified as discontinued operations to net income for these communities is as follows (dollars in thousands):

	Q2	Q2	YTD	YTD
	2010	2009	2010	2009

Income from discontinued operations	$244	$3,664	$2,240	$7,629
Interest expense, net	—	505	—	683
Depreciation expense	—	2,563	—	5,130

NOI from discontinued operations	$244	$6,732	$2,240	$13,442

NOI from assets sold	$244	$6,732	$2,240	$13,442
NOI from assets held for sale	—	—	—	—

NOI from discontinued operations	$244	$6,732	$2,240	$13,442

Projected NOI, as used within this release for certain Development Communities and in calculating the Initial Year Market Cap Rate for dispositions, represents management’s estimate, as of the date of this release (or as of the date of the buyer’s valuation in the case of dispositions), of projected stabilized rental revenue minus projected stabilized operating expenses. For Development Communities, Projected NOI is calculated based on the first year of Stabilized Operations, as defined below, following the completion of construction. In calculating the Initial Year Market Cap Rate, Projected NOI for dispositions is calculated for the first twelve months following the date of the buyer’s valuation. Projected stabilized rental revenue represents management’s estimate of projected gross potential (based on leased rents for occupied homes and Market Rents, as defined below, for vacant homes) minus projected

Attachment 14 (continued)
economic vacancy and adjusted for concessions. Projected stabilized operating expenses do not include interest, income taxes (if any), depreciation or amortization, or any allocation of corporate-level property management overhead or general and administrative costs. The weighted average Projected NOI as a percentage of Total Capital Cost is weighted based on the Company’s share of the Total Capital Cost of each community, based on its percentage ownership.
Management believes that Projected NOI of the Development Communities, on an aggregated weighted average basis, assists investors in understanding management’s estimate of the likely impact on operations of the Development Communities when the assets are complete and achieve stabilized occupancy (before allocation of any corporate-level property management overhead, general and administrative costs or interest expense). However, in this release the Company has not given a projection of NOI on a company-wide basis. Given the different dates and fiscal years for which NOI is projected for these communities, the projected allocation of corporate-level property management overhead, general and administrative costs and interest expense to communities under development is complex, impractical to develop, and may not be meaningful. Projected NOI of these communities is not a projection of the Company’s overall financial performance or cash flow. There can be no assurance that the communities under development or redevelopment will achieve the Projected NOI as described in this release.
Rental Revenue with Concessions on a Cash Basis is considered by the Company to be a supplemental measure to rental revenue in conformity with GAAP to help investors evaluate the impact of both current and historical concessions on GAAP based rental revenue and to more readily enable comparisons to revenue as reported by other companies. In addition, rental revenue (with concessions on a cash basis) allows an investor to understand the historical trend in cash concessions.
A reconciliation of rental revenue from Established Communities in conformity with GAAP to rental revenue (with concessions on a cash basis) is as follows (dollars in thousands):

	Q2	Q2	YTD	YTD
	2010	2009	2010	2009
Rental revenue (GAAP basis)	$161,641	$165,104	$321,280	$331,670
Concessions amortized	1,146	2,724	2,746	5,632
Concessions granted	(475)	(2,567)	(1,069)	(4,775)

Rental revenue (with concessions on a cash basis)	$162,312	$165,261	$322,957	$332,527

% change — GAAP revenue		(2.1%)		(3.1%)

% change — cash revenue		(1.8%)		(2.9%)
Economic Gain (Loss) is calculated by the Company as the gain (loss) on sale in accordance with GAAP, less accumulated depreciation through the date of sale and any other non-cash adjustments that may be required under GAAP accounting. Management generally considers Economic Gain (Loss) to be an appropriate supplemental measure to gain (loss) on sale in accordance with GAAP because it helps investors to understand the relationship between the cash proceeds from a sale and the cash invested in the sold community. The Economic Gain (Loss) for each of the communities presented is estimated based on their respective final settlement statements. A reconciliation of Economic Gain (Loss) to gain on sale in accordance with GAAP for both the three months ended June 30, 2010 as well as prior years’ activities is presented on Attachment 13.
Interest Coverage is calculated by the Company as EBITDA from continuing operations, excluding land gains and gain on the sale of investments in real estate joint ventures, divided by the sum of interest expense, net, and preferred dividends. Interest Coverage is presented by the Company because it provides rating agencies and investors an additional means of comparing our ability to service debt obligations to that of other companies. EBITDA is defined by the Company as net income attributable to the Company before interest income and expense, income taxes, depreciation and amortization.

Attachment 14 (continued)
A reconciliation of EBITDA and a calculation of Interest Coverage for the second quarter of 2010 are as follows (dollars in thousands):

Net income attributable to the Company	$51,125
Interest expense, net	41,458
Depreciation expense	57,479

EBITDA	$150,062

EBITDA from continuing operations	$127,889
EBITDA from discontinued operations	22,173

EBITDA	$150,062

EBITDA from continuing operations	$127,889

Interest charges	$41,458

Interest coverage	3.1

Total Capital Cost includes all capitalized costs projected to be or actually incurred to develop the respective Development or Redevelopment Community, or Development Right, including land acquisition costs, construction costs, real estate taxes, capitalized interest and loan fees, permits, professional fees, allocated development overhead and other regulatory fees, all as determined in accordance with GAAP. For Redevelopment Communities, Total Capital Cost excludes costs incurred prior to the start of redevelopment when indicated. With respect to communities where development or redevelopment was completed in a prior or the current period, Total Capital Cost reflects the actual cost incurred, plus any contingency estimate made by management. Total Capital Cost for communities identified as having joint venture ownership, either during construction or upon construction completion, represents the total projected joint venture contribution amount. For joint ventures not in construction, Total Capital Cost is equal to gross real estate cost.
Initial Year Market Cap Rate is defined by the Company as Projected NOI of a single community for the first 12 months of operations (assuming no repositioning), less estimates for non-routine allowance of approximately $200 — $300 per apartment home, divided by the gross sales price for the community. Projected NOI, as referred to above, represents management’s estimate of projected rental revenue minus projected operating expenses before interest, income taxes (if any), depreciation, amortization and extraordinary items. For this purpose, management’s projection of operating expenses for the community includes a management fee of 3.0% — 3.5%. The Initial Year Market Cap Rate, which may be determined in a different manner by others, is a measure frequently used in the real estate industry when determining the appropriate purchase price for a property or estimating the value for a property. Buyers may assign different Initial Year Market Cap Rates to different communities when determining the appropriate value because they (i) may project different rates of change in operating expenses and capital expenditure estimates and (ii) may project different rates of change in future rental revenue due to different estimates for changes in rent and occupancy levels. The weighted average Initial Year Market Cap Rate is weighted based on the gross sales price of each community.
Unleveraged IRR on sold communities refers to the internal rate of return calculated by the Company considering the timing and amounts of (i) total revenue during the period owned by the Company and (ii) the gross sales price net of selling costs, offset by (iii) the undepreciated capital cost of the communities at the time of sale and (iv) total direct operating expenses during the period owned by the Company. Each of the items (i), (ii), (iii) and (iv) are calculated in accordance with GAAP.
The calculation of Unleveraged IRR does not include an adjustment for the Company’s general and administrative expense, interest expense, or corporate-level property management and other indirect operating expenses. Therefore, Unleveraged IRR is not a substitute for Net Income as a measure of our performance. Management

Attachment 14 (continued)
believes that the Unleveraged IRR achieved during the period a community is owned by the Company is useful because it is one indication of the gross value created by the Company’s acquisition, development or redevelopment, management and sale of a community, before the impact of indirect expenses and Company overhead. The Unleveraged IRR achieved on the communities as cited in this release should not be viewed as an indication of the gross value created with respect to other communities owned by the Company, and the Company does not represent that it will achieve similar Unleveraged IRRs upon the disposition of other communities. The weighted average Unleveraged IRR for sold communities is weighted based on all cash flows over the holding period for each respective community, including net sales proceeds.
Unencumbered NOI as calculated by the Company represents NOI generated by real estate assets unencumbered by either outstanding secured debt or land leases (excluding land leases with purchase options that were put in place for governmental incentives or tax abatements) as a percentage of total NOI generated by real estate assets. The Company believes that current and prospective unsecured creditors of the Company view Unencumbered NOI as one indication of the borrowing capacity of the Company. Therefore, when reviewed together with the Company’s Interest Coverage, EBITDA and cash flow from operations, the Company believes that investors and creditors view Unencumbered NOI as a useful supplemental measure for determining the financial flexibility of an entity. A calculation of Unencumbered NOI for the six months ended June 30, 2010 is as follows (dollars in thousands):

NOI for Established Communities	$208,466
NOI for Other Stabilized Communities	35,014
NOI for Development/Redevelopment Communities	33,425

Total NOI generated by real estate assets	276,905
NOI on encumbered assets	91,732

NOI on unencumbered assets	185,173

Unencumbered NOI	67%

Established Communities are identified by the Company as communities where a comparison of operating results from the prior year to the current year is meaningful, as these communities were owned and had Stabilized Operations, as defined below, as of the beginning of the prior year. Therefore, for 2010, Established Communities are consolidated communities that have Stabilized Operations as of January 1, 2009 and are not conducting or planning to conduct substantial redevelopment activities within the current year. Established Communities do not include communities that are currently held for sale or planned for disposition during the current year.
Other Stabilized Communities are completed consolidated communities that the Company owns, which did not have stabilized operations as of January 1, 2009, but have stabilized occupancy as of January 1, 2010. Other Stabilized Communities do not include communities that are planning to conduct substantial redevelopment activities or that are planned for disposition within the current year.
Development Communities are communities that are under construction during the current year. These communities may be partially or fully complete and operating.
Redevelopment Communities are communities where the Company owns a majority interest and where substantial redevelopment is in progress or is planned to begin during the current year. Redevelopment is considered substantial when capital invested during the reconstruction effort is expected to exceed either $5,000,000 or 10% of the community’s pre-development basis and is expected to have a material impact on the community’s operations, including occupancy levels and future rental rates.
Average Rental Rates are calculated by the Company as rental revenue in accordance with GAAP, divided by the weighted average number of occupied apartment homes.
Economic Occupancy is defined as total possible revenue less vacancy loss as a percentage of total possible revenue. Total possible revenue is determined by valuing occupied units at contract rates and vacant units at Market Rents. Vacancy loss is determined by valuing vacant units at current Market Rents. By measuring vacant apartments at their Market Rents, Economic Occupancy takes into account the fact that apartment homes of different sizes and locations within a community have different economic impacts on a community’s gross revenue.

Attachment 14 (continued)
Market Rents as reported by the Company are based on the current market rates set by the managers of the Company’s communities based on their experience in renting their communities’ apartments and publicly available market data. Trends in market rents for a region as reported by others could vary. Market Rents for a period are based on the average Market Rents during that period and do not reflect any impact for cash concessions.
Non-Revenue Generating Capex represents capital expenditures that will not directly result in revenue earnings or expense savings.
Stabilized/Restabilized Operations is defined as the earlier of (i) attainment of 95% physical occupancy or (ii) the one-year anniversary of completion of development or redevelopment.
Average Rent per Home, as calculated for certain Development and Redevelopment Communities in lease-up, reflects (i) actual average leased rents for those apartments leased through the end of the quarter net of estimated stabilized concessions, (ii) estimated market rents net of comparable concessions for all unleased apartments and (iii) includes actual and estimated other rental revenue. For Development and Redevelopment Communities not yet in lease-up, Average Rent per Home reflects management’s projected rents.
Development Rights are development opportunities in the early phase of the development process for which the Company either has an option to acquire land or enter into a leasehold interest, for which the Company is the buyer under a long-term conditional contract to purchase land or where the Company owns land to develop a new community. The Company capitalizes related pre-development costs incurred in pursuit of new developments for which future development is probable.